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                                                                    EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-59277 of Heritage Commerce Corp on Form S-8 of our report dated January 25, 2001, appearing in this Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

San Jose, California
March 28, 2001